Series Number: 1
For period ending: 6/30/15

48)	Investor, A, C & R
First $1 billion 0.899%
Next $1 billion 0.847%
Next $3 billion 0.817%
Next $5 billion 0.797%
Next $15 billion 0.784%
Next $25 billion 0.782%
Over $50 billion 0.781%

Institutional
First $1 billion 0.699%
Next $1 billion 0.647%
Next $3 billion 0.617%
Next $5 billion 0.597%
Next $15 billion 0.584%
Next $25 billion 0.582%
Over $50 billion 0.581%

R6
First $1 billion 0.649%
Next $1 billion 0.597%
Next $3 billion 0.567%
Next $5 billion 0.547%
Next $15 billion 0.534%
Next $25 billion 0.532%
Over $50 billion 0.531%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           8,595
Institutional Class                                6,999
2. Dividends for a second class of open-end company shares
A Class                                1,148
C Class                                16
R Class                                2
R6 Class                                263

73A)                      1. Dividends from net investment income
Investor Class                                           $0.2102
Institutional Class                                $0.2377
2. Dividends for a second class of open-end company shares
A Class                                $0.1758
C Class                                $0.0728
R Class                                $0.1415
R6 Class                                $0.2445

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           40,048
Institutional Class                                27,515
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                1,577
C Class                                129
R Class                                15
R6 Class                                2,470

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $12.35
Institutional Class                                $12.36
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $12.30
C Class                                $12.22
R Class                                $12.30
R6 Class                                $12.35

Series Number: 2
For period ending: 6/30/15

48)                      Investor, A, C & R
0.950%

Institutional
0.750%

R6
0.700%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           484
Institutional Class                                374
2. Dividends for a second class of open-end company shares
A Class                                253
C Class                                67
R Class                                76
R6 Class                                1

73A)                      1. Dividends from net investment income
Investor Class                                           $0.4392
Institutional Class                                $0.4597
2. Dividends for a second class of open-end company shares
A Class                                $0.4137
C Class                                $0.3371
R Class                                $0.3882
R6 Class                                $0.4648

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           22,619
Institutional Class                                74,946
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                313
C Class                                65
R Class                                3
R6 Class                                5,530

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $9.71
Institutional Class                                $9.72
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.69
C Class                                $9.64
R Class                                $9.67
R6 Class                                $9.72

Series Number: 3
For period ending: 6/30/15

48)                      Investor, A, C & R
0.960%

Institutional
0.760%

R6
0.710%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           160
Institutional Class                                204
2. Dividends for a second class of open-end company shares
A Class                                181
C Class                                23
R Class                                26
R6 Class                                170

73A)                      1. Dividends from net investment income
Investor Class                                           $0.2892
Institutional Class                                $0.3075
2. Dividends for a second class of open-end company shares
A Class                                $0.2725
C Class                                $0.2222
R Class                                $0.2557
R6 Class                                $0.3123

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           335
Institutional Class                                676
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                675
C Class                                103
R Class                                103
R6 Class                                881

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $9.88
Institutional Class                                $9.87
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.87
C Class                                $9.85
R Class                                $9.86
R6 Class                                $9.88